Exhibit 99.1

[AARON’S LETTERHEAD]

TO:	Directors and Executive Officers of Aaron’s Holdings Company, Inc.

DATE:	October 30, 2020

RE:	Notice of Temporary Blackout Period and Restrictions on Trading In Connection with Anticipated Closing of Separation Transaction

As you know, in July of this year we announced our intention to separate into two independent, publicly-traded companies: Progressive Leasing and the Aaron’s Business. We expect to complete the separation transaction by the end of 2020, as discussed on our earnings call earlier this week.

In connection with the anticipated closing of the separation transaction, we are required in the ordinary course of business to transfer certain assets and records between Progressive Leasing and the Aaron’s Business, including assets held in the Aaron’s 401(k) Retirement Plan. When the separation transaction is completed, Progressive Leasing and the Aaron’s Business will each have their own separate 401(k) retirement plans.

This notice is to inform you that, in connection with these anticipated assets transfers, the Aaron’s, Inc. Employees Retirement Plan (the “Plan”) will be subject to a temporary “blackout period” during which all participant-initiated transactions will stop and access to the Plan account will be limited for participants. During the blackout period, Plan participants will be unable to transfer or diversify investments (including the company stock fund) or obtain a loan, withdrawal, or distribution from the Plan. The blackout period is required by the Plan’s recordkeeper, Milliman, to facilitate the transfer of records and assets from the Plan for certain participants to the new Aaron’s 401(k) Retirement Plan. The blackout period will only impact the participants in the Plan having their records and assets transferred to the New 401(k) Plan. The blackout period is expected to begin on December 2, 2020 at 3:00 p.m. Central Time and ends on December 8, 2020 (the “Blackout Period”).

As a director or executive officer of Aaron’s Holdings Company, Inc. (the “Company”), you will be prohibited from trading in the Company’s registered shares or related securities during the Blackout Period. This Blackout Period is imposed on directors and executive officers of the Company by (i) the Sarbanes-Oxley Act of 2002 and (ii) Securities and Exchange Commission Regulation BTR (“Regulation BTR”), which prohibit directors and executive officers of the Company from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company, including pursuant to options to acquire shares or other derivative securities, acquired in connection with your service or employment as a director or an executive officer of the Company during the Blackout Period. This prohibition applies whether or not you are a participant in, or eligible to participate in, the Plan or the New Plan.

These rules apply in addition to the trading restrictions under the Company’s insider trading policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Please note that this trading prohibition will not apply to certain activities expressly permitted under Regulation BTR, including any purchases or sales made pursuant to certain written plans satisfying the conditions of Rule 10b5-1(c) under the Securities Exchange Act of 1934. However, because of the complexity of these rules and the severity of the penalties and other remedies, please contact Todd King by telephone at (404) 822-4643, by mail at Galleria Parkway SE, Suite 300, Atlanta, GA 30339 or by email at Todd.King@aarons.com before engaging in any transaction involving the Company’s equity securities during the Blackout Period, even if you think an exception applies.

If you have any questions about the Blackout Period, or if you want to obtain, without charge, information as to whether the Blackout Period has begun or ended, please contact John Karr by telephone at 678-402-3353, by mail at 400 Galleria Parkway SE, Suite 300, Atlanta, GA, 30339 or by email at John.Karr@aarons.com.

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